Exhibit 10.2

EXECUTION COPY

GLOBAL AMENDMENT AND CONSENT

THIS GLOBAL AMENDMENT AND CONSENT (this “Amendment”), dated as of March 16, 2009 to be effective as of December 31, 2008 (the “Effective Date”), is by and between GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation (“Lender”) and SUPERTEL LIMITED PARTNERSHIP, a Virginia limited partnership (“Supertel”) and SPPR – SOUTH BEND, LLC (“SPPR” and, together with Supertel, “Borrower”).

INTRODUCTORY STATEMENTS

This Amendment is intended to amend each of the Loan Agreements relating to the Loans described on Exhibit A hereto (collectively, the “Amended Agreements”). All capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Amended Agreements.

To the extent that any mortgage, collateral, guaranty, pledge or assignment has heretofore been given as security under or in connection with the Amended Documents for the repayment of any indebtedness incurred by Borrower to Lender, the mortgage, collateral, guaranty, pledge, assignment, security agreements or other lien documents (as the same may be amended, restated, supplemented or otherwise modified pursuant to or in connection with the Amended Documents) applicable thereto shall continue to secure and support the repayment of such indebtedness, previously incurred and presently outstanding thereunder, or in connection therewith, together with all new indebtedness now or hereafter incurred by Borrower to Lender under the Amended Documents, as amended by this Amendment and the other Loan Documents.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereby agree as follows:

Section 1. Amendments.

(a) Section 6.J. of each of the Amended Documents is hereby amended and restated in its entirety, as follows:

J. Fixed Charge Coverage Ratio. Borrower shall maintain a Fixed Charge Coverage Ratio that equals or exceeds 1.3:1 before dividend payouts, and 1.0:1 after dividend payouts (except as set forth below for the fiscal periods ending in 2008, 2009, 2010 and 2011, and except to the extent that a lesser Fixed Charge Coverage Ratio (after dividend payouts) is due to dividends declared by Supertel Hospitality, Inc. in good faith to maintain its status as a real estate investment trust), measured on an aggregate of all sites for which the Lender Entities have provided financing to any of the Borrower Parties or any Affiliate of any of the Borrower Parties (including any Affiliate of any predecessor-in-interest to any of the Borrower Parties) including property number 8001-3829 (South Bend, Indiana) (collectively, the “Sites”), but excluding, for purposes of subsection (a) below only, property number 8004-3445 (140

Pine Street, Atlanta, Georgia) and property number 53290 (5100 N. Cliff Avenue, Sioux Falls, South Dakota), as determined as of each March 31, June 30, September 30 and as of the last day of each fiscal year of Borrower. For purposes of this Section, the term “Fixed Charge Coverage Ratio” shall mean with respect to the twelve month period of time immediately preceding the date of determination, the ratio calculated for such period of time, each as determined in accordance with GAAP and calculated according to the Uniform System of Accounts for Hotels, of (a) the sum of net income, interest expense, income taxes, depreciation, amortization, management fees, replacement reserves, and operating lease expense with respect to the Sites, minus 4% of total room revenues with respect to the Sites as an assumed reserve for replacement (or actual reserve for replacement if greater) and 4% of total room revenues with respect to the Sites as an assumed management fee (or actual management fee if greater), plus or minus other non-cash adjustments or non-recurring items with respect to the Sites (as allowed by Lender), plus or minus changes in officers or shareholders loans and dividends or distributions with respect to the Sites not otherwise expensed on the Borrower’s income statement (the “Section 6.J. Numerator”), to (b) the sum of operating lease expense with respect to the Sites, principal payments under the promissory notes to Lender with respect to the Sites (calculated as the greater of (i) the actual principal amount paid during the reporting period and (ii) the principal amounts that would be due under each applicable promissory note assuming a twenty-year amortization period), current portion of all capital leases with respect to the Sites, and interest expense under the promissory notes to Lender with respect to the Sites (excluding non-cash interest expense and amortization of non-cash financing expenses). The interest rate for variable rate Loans shall be deemed, for purposes of calculating the Fixed Charge Coverage Ratio, the average rate for each such loan over the prior twelve-month period.

For purposes of determining the Fixed Charge Coverage Ratio after dividend payouts, the Section 6.J. Numerator shall be reduced by an amount determined as follows: (i) gross operating revenue for the Sites (excluding property number 8004-3445 (140 Pine Street, Atlanta, Georgia) and property number 53290 (5100 N. Cliff Avenue, Sioux Falls, South Dakota)), divided by gross operating revenue for all sites owned by the Borrower Parties and their Affiliates (excluding property number 8004-3445 (140 Pine Street, Atlanta, Georgia) and property number 53290 (5100 N. Cliff Avenue, Sioux Falls, South Dakota)), (ii) the resulting percentage multiplied by the number of common shares of Supertel Hospitality, Inc. outstanding on the date of determination and (iii) the resulting number of shares multiplied by an amount equal to actual declared quarterly dividend payout amount of Supertel Hospitality, Inc. for the prior twelve- month period.

Notwithstanding the foregoing, (i) for the fiscal period ending December 31, 2008 Borrower shall maintain a Fixed Charge Coverage Ratio that equals or exceeds 1.10:1 before dividend payouts, and 0.8:1 after dividend payouts. For fiscal year 2009 only, the required FCCR ratio will be replaced by a required minimum level of adjusted EBITDA (defined to equal the Section 6.J. Numerator for Exhibit B). The minimum adjusted EBITDA amount for the quarters ending March 31, 2009, June 30, 2009, September 30, 2009 and December 31, 2009 shall be $6,250,000, $6,250,000, $6,500,000 and $7,000,000 respectively. For purposes of meeting the required levels of adjusted EBITDA for 2009, the required levels shall be reduced by the same percentage as an individual Site’s adjusted EBITDA bears to the total adjusted EBITDA, in the event such site is sold, provided that (i) in no event shall the sale of a Site reduce total adjusted EBITDA by more than ten percent (10%) and (ii) all net sale proceeds of a Site shall be applied by Borrower to reduce the indebtedness of Borrower to Lender (with respect to such Site and, to the extent of any remaining net sale proceeds, to reduce indebtedness to Lender on one or more other Sites) . Commencing in fiscal year 2010, the required FCCR levels will be 1.00:1 for the quarters ending March 31 and June 30, and 1.10:1 for the quarters ending September 30 and December 31. For fiscal year 2011, the required FCCR levels will be 1.20:1 for the quarters ending March 31 and June 30 and 1.30:1 for the quarters ending September 30 and December 31. For all fiscal quarter periods beginning in fiscal year 2012 thereafter, the required FCCR level will be 1.30:1 before dividend payouts at the end of each fiscal quarter. All calculations of FCCR for quarterly testing shall be based upon a prior rolling twelve month period. For each quarter end in fiscal years 2008, 2009, 2010 and 2011 the required Fixed Charge Ratio level after dividend payouts shall be 1.0:1 except to the extent that a lesser Fixed Charge Coverage Ratio (after dividend payouts) is due to dividends declared by Supertel Hospitality, Inc. in good faith to maintain its status as a real estate investment trust.

Attached hereto as Exhibit B is an illustration of the computation of the Fixed Charge Coverage Ratio agreed upon by Borrower and Lender. In the event of an inconsistency between the provisions of this Section 6.J. and the provisions of Exhibit B, the provisions of Exhibit B shall control.

Borrower shall submit a compliance certificate in the form of Exhibit B to Lender no later than 45 days after the end of each fiscal quarter of Borrower ending March 31, June 30 and September 30, and no later than 120 days after each fiscal year end of Borrower.

(b)	Exhibit B to each of the Amended Documents is hereby replaced in its entirety with Exhibit B hereto.

(c)	The interest rate on the Loans shall be increased by a cumulative total of one hundred basis points (the “Interest Rate Increase”), allocated among the Loans as set forth on Exhibit C hereto, effective April 1, 2009, and the applicable Amended Documents and related Notes are hereby amended to reflect the Interest Rate Increase by the amounts set forth on Exhibit C. Upon compliance by Supertel Limited Partnership with a FCCR level of not less than 1.3:1 before dividend payouts and 1.0:1 after dividend payouts for two consecutive fiscal quarter periods (the “FCCR Compliance Period”), the Interest Rate Increase shall be rescinded, effective as of the first day of the third month following the last day of the FCCR Compliance Period.

Section 2. Effect of Amendment on Amended Documents; Ratification and Confirmation of Amended Documents, as Amended.

On and after the date of this Amendment, each reference in the Amended Documents and the other Loan Documents to “this Agreement,” “the Loan Agreement,” “hereunder,” “herein,” “hereof” or words of like import referring to the Amended Documents, respectively, shall mean the Amended Documents as amended by this Amendment.

Any deemed noncompliance by Borrower with the Fixed Charge Coverage Ratio level in effect on December 31, 2008 prior to execution of this Amendment is hereby waived by Lender. Except as set forth in the preceding sentence, this Amendment shall not constitute in any manner a waiver by Lender of any breach by Borrower or of the rights of Lender under the Amended Documents or any other Loan Document, and Lender reserves all rights and remedies under the Amended Documents and the other Loan Documents.

As specifically amended herein, the Amended Documents, and the other Loan Documents, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Without limiting the generality of the foregoing, each Loan Document and all collateral described therein, do and shall continue to secure, as appropriate, the payment of all obligations of Borrower under the Amended Documents, as amended hereby.

Section 3. Section Headings. The Section headings in this Amendment are inserted for convenience only and shall not be part of this instrument.

Section 4. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Arizona without regard to choice or conflict of laws rules.

Section 5. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Amendment may be executed as facsimile originals and each copy of this Amendment bearing the facsimile transmitted signature of any party’s authorized representative shall be deemed to be an original. Notwithstanding the validity of the facsimile originals, it is intended that two copies of this Amendment be manually executed and then be delivered to Lender. Lender will then have the appropriate signature manually affixed to this Amendment and return a fully executed copy to the appropriate parties.

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IN WITNESS WHEREOF, the parties hereto have caused this Global Amendment and Consent to be executed as of the Effective Date.

LENDER:

GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation

By:	/s/ Todd V. Jones
Title:	Authorize Signatory

BORROWER:

SUPERTEL LIMITED PARTNERSHIP., a Virginia limited partnership

By	SUPERTEL HOSPITALITY REIT TRUST
a Maryland real estate investment trust,
its General Partner

By:	/s/ Donavon A. Heimes
Donavon A. Heimes,
Vice President/Treasurer

BORROWER:

SPPR – SOUTH BEND, LLC, a Delaware limited liability company

By	SUPERTEL LIMITED PARTNERSHIP
a Virginia limited partnership,
its Manager

By	SUPERTEL HOSPITALITY REIT TRUST
a Maryland real estate investment trust,
its General Partner

By:	/s/ Donavon A. Heimes
Donavon A. Heimes,
Vice President/Treasurer

By its execution below, SUPERTEL LIMITED PARTNERSHIP, a Virginia limited liability partnership, being the guarantor under that certain Unconditional Guaranty of Payment and Performance dated as of December 31, 2007 (the “Guaranty”) given in connection with the loan from Lender to SPPR, does hereby (i) acknowledge that the Guaranty shall continue to be in full force and effect and is hereby in all respects ratified and confirmed. and (ii) acknowledge and agree that the Guaranty shall be deemed amended so that the terms “Loan Agreement,” “Loan Documents” and words of similar import referring to the Amended Documents therein shall refer to the Loan Agreement and other Amended Documents, as amended by this Amendment, and as hereafter amended from time to time.

SUPERTEL LIMITED PARTNERSHIP,
a Virginia limited partnership

By	SUPERTEL HOSPITALITY REIT TRUST
a Maryland real estate investment trust,
its General Partner

By:	/s/ Donavon A. Heimes
Donavon A. Heimes,
Vice President/Treasurer

EXHIBIT A

Loan Number	Start Date	Loan Amount
32912	May 16, 2007	$27,755,000
32098	January 5, 2007	$15,600,000
31437	August 18, 2006	$17,850,000
14724001	January 2, 2008	$4,355,000
14724003	January 2, 2008	$3,380,000
14724004	January 2, 2008	$6,765,000
14724005	January 2, 2008	$1,100,000
14724006	December 31, 2007	$7,875,000
15005001	January 31, 2008	$2,470,000
32630	February 6, 2007	$3,445,000

EXHIBIT B

EXHIBIT B

FIXED CHARGE COVERAGE RATIO OF BORROWER

Property Operating Income* for the Sites before interest expense, income taxes, depreciation, amortization, management fees, replacement reserves and operating lease expense

Less 4% of total room revenues as an assumed reserve for replacement

Less 4% of total room revenues as an assumed management fee

Equals Section 6.J. Numerator

Interest and principal payments due under the promissory notes to Lender with respect to the Sites for the preceding 12 months as per the Section 6.J. denominator**

Coverage Ratio (before dividend payout)

Gross operating revenue for the Sites (“Site Revenue”)
Gross operating revenue for all borrower sites (“Total Revenue”)
Site Revenue divided by Total Revenue (“Revenue Percentage”)
Total Outstanding Common Shares of Supertel Hospitality, Inc. (“Shares”)
Revenue Percentage times Shares (“Percentage Shares”)
Dividend Rate (actual dividends declared during the past twelve months)
Dividend Payout per Percentage Shares
Section 6.J. Numerator minus dividend payout per Percentage Shares
Coverage Ratio (after dividend payout)***

Note: for purposes of calculating the Fixed Charge Coverage Ratio of Borrower, “Sites” as used in Section 6.J. hereof shall mean all sites for which the Lender Entities have provided financing to any of the Borrower Parties or any Affiliate of any of the Borrower Parties (including any Affiliate of any predecessor-in-interest to any of the Borrower Parties) including property number 8001-3829 (South Bend, Indiana) (collectively, the “Sites”) but excluding, for purposes of calculating Property Operating Income, Site Revenue and Total Revenue, property number 8004-3445 (140 Pine Street, Atlanta, Georgia) and property number 53920 (5100 N. Cliff Avenue, Sioux Falls, South Dakota), i.e.:

*	”Property Operating Income” shall mean the income from all Sites except property number 8004-3445 (140 Pine Street, Atlanta, Georgia) and property number 53920 (5100 N. Cliff Avenue, Sioux Falls, South Dakota); and
**	”Interest and principal payments due under the promissory notes to Lender with respect to the Sites for the preceding 12 months as per the Section 6.J. denominator” shall mean (i) the interest rate for variable rate loans shall be deemed, for purposes of calculating the Fixed Charge Coverage Ratio, the average rate for each such loan over the prior twelve-month period and (ii) principal amounts from the Note and all promissory notes to Lender with respect to all Sites, including property number 8004-3445 (140 Pine Street, Atlanta, Georgia) and property number 53920 (5100 N. Cliff Avenue, Sioux Falls, South Dakota), shall be calculated as the greater of (i) the actual principal amount paid during the reporting period and (ii) the principal amount that would be due under each applicable promissory note assuming a twenty-year amortization period.
***	A Coverage Ratio (after dividend payout) of less than the ratio required by Section 6.J. is permitted to the extent that a lesser Fixed Charge Coverage Ratio (after dividend payouts) is due to dividends declared by Supertel Hospitality, Inc. in good faith to maintain its status as a real estate investment trust.

EXHIBIT C

Loan Number	Interest Rate Increase
32912	100 basis points
32098	100 basis points
31437	100 basis points
14724001	100 basis points
14724003	100 basis points
14724004	100 basis points
14724005	100 basis points
14724006	100 basis points
15005001	100 basis points
32630	100 basis points